Exhibit 31(i)

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a),

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

Principal Executive Officer

I, Ethan Caldwell, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Marchex, Inc. for the fiscal year ended December 31, 2016; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 14, 2018

/S/ ETHAN CALDWELL

Ethan Caldwell

Chief Administrative Officer, General Counsel and Corporate Secretary and member of the Office of the CEO and designated Principal Executive Officer for SEC reporting purposes

(Principal Executive Officer)